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                                                                    EXHIBIT 1.02




                         SUPPLEMENTAL WARRANT INDENTURE


      This Supplemental Warrant Indenture is made as of November 1, 1996,

BETWEEN:

                 VISTA GOLD CORP., a company amalgamated under the laws of the Province of British Columbia, having its head office at Suite 3000, 370 Seventeenth Street, Denver, Colorado, U.S.A. 80202

                 (the "Company")

AND:

                 MONTREAL TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada, having an office at 510 Burrard Street, Vancouver, British Columbia, V6C 3B9

                 (the "Trustee").

                 WHEREAS:

         A. Granges Inc. ("Granges") and the Trustee entered into a Warrant Indenture (the "Indenture") dated as of June 7, 1996, providing for the creation and issue of 2,047,938 Class "A" common share purchase warrants and 2,529,161 Class "B" common share purchase warrants (the "Warrants");

         B. Pursuant to an Amalgamation Agreement dated September 16, 1996 between Granges and Da Capo Resources Ltd. ("Da Capo"), Granges and Da Capo amalgamated as one company on November 1, 1996 under the name "Vista Gold Corp.";

         C. Article 9.1 of the Indenture permits the Company and the Trustee to execute and deliver supplemental indentures or instruments for any purpose not inconsistent with the terms of the Indenture, including the correction or rectification of any ambiguities, defective provisions, errors or omissions therein, provided that, in the opinion of the Trustee, the rights of the Trustee or of the Warrantholder (as defined in the Indenture) are in no way prejudiced thereby;

         D. The Trustee is of the opinion that the amendments to the Indenture described herein do not prejudice the rights of the Trustee or of the Warrantholder;



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                 NOW THEREFORE THIS SUPPLEMENTAL INDENTURE WITNESSES that, in consideration of mutual premises and covenants of the parties, the parties hereby covenant and agree as follows:

         1. Section 2.1 of the Indenture is hereby amended by deleting the number "1.2349792" in the fourth line thereof and replacing it with the number "2,529,161".

         2.      Subsection 5.2(4) of the Indenture is hereby amended by:

                 (a) deleting the phrase "Special Warrant" wherever it occurs in that subsection and replacing it with the word "Warrant"; and

                 (b) deleting the phrase "Shares and Warrants" wherever it occurs in that subsection and replacing it with the word "Shares".

         3. All other terms and conditions of the Indenture which are not hereby specifically amended shall remain in full force and effect.

         4. This Supplemental Warrant Indenture may be executed in any number of original or facsimile counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same document.

                 IN WITNESS WHEREOF this Supplemental Warrant Indenture is executed as of the date first above written.

                                        VISTA GOLD CORP.

                                        By:
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                                        By:
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                                        MONTREAL TRUST COMPANY OF CANADA

                                        By:
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                                        By:
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